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                                                                 Exhibit 10.5(b)

                             STOCKHOLDERS AGREEMENT

                                  By and Among

                            Optune Technologies, Inc.

                                StockerYale, Inc.

                                       and

                                  Nicolae Miron


                          Dated as of November17, 2000
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                                TABLE OF CONTENTS

                                                                            Page



ARTICLE I.     DEFINITIONS...................................................1
  Section 1.01 Defined Terms.................................................1

ARTICLE II.    REPRESENTATIONS AND WARRANTIES................................2
  Section 2.01 Representations and Warranties of the Stockholders............2
  Section 2.02 Representations and Warranties of the Company.................3

ARTICLE III.   RESTRICTIONS ON TRANSFER; RIGHT OF REFUSAL; CO-SALE
               PROVISIONS....................................................3
  Section 3.01 Restrictions on Transfer......................................3
  Section 3.02 Permitted Transfers...........................................3
  Section 3.03 Right of Refusal..............................................4
  Section 3.04 Co-Sale Option................................................6
  Section 3.05 Contemporaneous Transfers.....................................8
  Section 3.06 Assignment....................................................8
  Section 3.07 Effect of Prohibited Transfers................................8

ARTICLE IV.    ELECTION OF DIRECTORS.........................................8
  Section 4.01 Board Composition.............................................8
  Section 4.02 Removal; Vacancies............................................8
  Section 4.03 Assignment....................................................9

ARTICLE V.     COVENANTS OF THE COMPANY......................................9
  Section 5.01 Prohibited Actions............................................9

ARTICLE VI.    MISCELLANEOUS PROVISIONS.....................................10
  Section 6.01 Survival of Covenants........................................10
  Section 6.02 Legend on Securities.........................................10
  Section 6.03 Amendment and Waiver; Actions of the Board...................10
  Section 6.04 Notices......................................................10
  Section 6.05 Headings.....................................................11
  Section 6.06 Counterparts.................................................11
  Section 6.07 Remedies; Severability.......................................11
  Section 6.08 Entire Agreement.............................................11
  Section 6.09 Adjustments..................................................12
  Section 6.10 Law Governing................................................12
  Section 6.11 Successors and Assigns.......................................12


Schedule A..-     Stockholders

Exhibit A ..-     Form of Joinder Agreement
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                             STOCKHOLDERS AGREEMENT


      THIS STOCKHOLDERS AGREEMENT (the "Agreement") is made as of this 17th day of November, 2000, by and among Optune Technologies, Inc, a Quebec corporation (the "Company"), StockerYale, Inc., a Massachusetts corporation ("StockerYale"), Nicolae Miron, ("Miron") and any other stockholder or option holder who from time to time becomes party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A (together with StockerYale and Miron, the "Stockholders," and each individually, a "Stockholder").

      WHEREAS, the Stockholders hold shares of the Company's common stock, no par value per share (the "Common Stock") in the amounts set forth in Schedule A of this Agreement;

      WHEREAS, the parties hereto desire to agree upon the terms on which the securities of the Company, now or hereafter outstanding and held by them, will be held, transferred and voted and to agree upon certain other matters regarding the operation of the Company's business.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

      Section 1.01 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

      An "Affiliate" of any Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

      "Board of Directors" means the Board of Directors of the Company.

      "Charter" means Company's Certificate of Incorporation

      "Common Stock" means the Common Stock and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

      "Company" shall mean Optune Technologies, Inc., a Quebec corporation and any successors thereto.
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      "Person" means an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization and any other entity or organization, governmental or otherwise.

      "Qualified Public Offering" means the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the equivalent securities legislation in Canada provided that (i) such registration statement covers the offer and sale of Common Stock of which the aggregate gross proceeds attributable to sales for the account of the Company exceed US$20 million, at a price per share equal to at least US$5,000 (appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, or similar event) and (ii) such Common Stock is listed for trading on any of the New York Stock Exchange, the Toronto Stock Exchange or the NASDAQ National Market.

      "Shares" means, at any time, shares of (i) Common Stock and (ii) any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

      "Technology" means the tunable optical filter and all related intellectual property described in the Optune Technologies, Inc. Business Plan (Rev. 2) dated August 22, 2000.

      "Transfer" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement. "Transferred" means the accomplishment of a Transfer, and "Transferee" means the recipient of a Transfer.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

      Section 2.01 Representations and Warranties of the Stockholders. Each of the Stockholders, individually and not jointly, hereby represents, warrants and covenants to the Company and the other Stockholders as follows: (a) such Stockholder has full authority, power and capacity to enter into this Agreement;
(b) this Agreement constitutes the valid and binding obligation of such Stockholder enforceable against him in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions may be limited by applicable Canadian or U.S. federal, provincial or state securities laws; and (c) the execution, delivery and performance by such Stockholder of this Agreement: (i) does not and will not violate any existing laws, rules or regulations of the United States, Canada or any state or province or other jurisdiction applicable to such Stockholder, or require such Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation


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under or give rise to a right of termination of any existing indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Stockholder.

      Section 2.02 Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Stockholders as follows: (a) the Company has full corporate authority and power to enter into this Agreement;
(b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions may be limited by applicable federal or state securities laws; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.

ARTICLE III. RESTRICTIONS ON TRANSFER; RIGHT OF REFUSAL; CO-SALE PROVISIONS

      The following provisions of this Article III shall terminate immediately upon, and shall not apply with respect to, a Qualified Public Offering.

      Section 3.01 Restrictions on Transfer. Each Stockholder agrees that he, she or it will not, without the prior written consent of a majority-in-interest of the other Stockholders; i.e., determined without inclusion of the Stockholder desiring to transfer his, hers or its Shares, Transfer all or any portion of the Shares now owned or hereafter acquired by him, her or it, except in connection with, and strictly in compliance with the conditions of this Article III.

      Section 3.02 Permitted Transfers. Notwithstanding anything herein to the contrary, the provisions of Sections 3.03 and 3.04 shall not apply to any of the Transfers listed below, provided that in each case the Transferee shall have entered into a Joinder Agreement in substantially the form attached hereto as Exhibit A providing that all Shares so Transferred shall continue to be subject to all provisions of this Agreement as if such Shares were still held by such Stockholder, except that no further Transfer shall thereafter be permitted hereunder except in compliance with Sections 3.03 and 3.04:


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            (a) Transfers by any Stockholder to the spouse, children or siblings of such Stockholder or to a trust or family limited partnership for the benefit of any of them;

            (b) Transfers upon the death of any Stockholder to such Stockholder's heirs, executors or administrators or to a trust under such Stockholder's will, or Transfers between such Stockholder and such Stockholder's guardian or conservator; and

            (c) If the Stockholder is a corporation, to a wholly-owned subsidiary.

Notwithstanding anything to the contrary in this Agreement or any failure by a Transferee under this Section 3.02 to execute a Joinder Agreement, such Transferee shall take any Shares so Transferred subject to all provisions of this Agreement as if such Shares were still held by the Stockholder making such Transfer, whether or not they so agree in writing.

      Section 3.03 Right of Refusal. In the event that any Stockholder entertains a bona fide offer to purchase all or any portion of the Shares held by such Stockholder (a "Transaction Offer") from any other Person (a "Buyer"), such Stockholder (a "Transferring Stockholder") may, subject to the provisions of Section 3.04 hereof, Transfer such Shares pursuant to and in accordance with the following provisions of this Section 3.03:

            (a) Offer Notice. The Transferring Stockholder shall cause the Transaction Offer and all of the terms thereof to be reduced to writing and shall promptly notify the Company and each of the other Stockholders (the "Offeree Stockholders") of such Transferring Stockholder's desire to effect the Transaction Offer and otherwise comply with the provisions of this Section 3.03 and, if applicable, Section 3.04 (such notice, the "Offer Notice"). The Transferring Stockholder's Offer Notice shall constitute an irrevocable offer to sell all or any portion of the Shares which are the subject of the Transaction Offer (the "Offered Shares") to the Company and the Offeree Stockholders, on the basis described below, at a purchase price equal to the price contained in, and on the same terms and conditions as, the Transaction Offer. The Offer Notice shall be accompanied by a true copy of the Transaction Offer (which shall identify the Buyer and all relevant information in connection therewith).

            (b) Company Option. The Company shall have the first option to purchase all of the Offered Shares. At any time within ten (10) days after receipt by the Company of the Offer Notice (the "Company Option Period"), the Company may elect to accept the offer to purchase with respect to all of the Offered Shares and shall give written notice of such election (the "Company Acceptance Notice") to the Transferring Stockholder within the Company Option Period. The Company Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares. If the Company accepts the offer to purchase all of the Offered Shares, the closing for such purchase of the Offered Shares by the Company under this Section 3.03(b) shall take place within thirty (30) days following the expiration of the Company Option Period, at the offices of the Company or on such other date or at such other place as may be agreed to by the Transferring Stockholder and the Company. If the Company fails to purchase the Offered Shares by exercising its option under this
      Section 3.03(b) within the period provided, the Transferring Stockholder shall so notify the Offeree Stockholders promptly


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      (the "Additional Offer Notice"), which Additional Offer Notice shall identify the Offered Shares that the Company has failed to purchase (the "Rejected Shares"). The Rejected Shares shall be subject to the options granted to the Offeree Stockholders pursuant to Section 3.03(c) below.

            (c) Stockholders Option. If the Company fails to purchase the Offered Shares under Section 3.03(b) above, at any time within ten (10) days after receipt by the Offeree Stockholders of the Additional Offer Notice (the "Stockholder Option Period"), each Offeree Stockholder may elect to accept the offer to purchase with respect to any or all of the Rejected Shares and shall give written notice of such election (the "Stockholder Acceptance Notice") to the Transferring Stockholder and each other Offeree Stockholder within the Stockholder Option Period, which notice shall indicate the maximum number of Shares that the Stockholder is willing to purchase, including the number of Shares it would purchase if one or more other Stockholders do not elect to purchase their Pro Rata Fractions (as defined in paragraph (d) below). The Stockholder Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered by the Stockholder Acceptance Notice. The closing for any purchase of Shares by the Offeree Stockholders under this Section 3.03(c) (along with the purchase by the Company of any Shares under paragraph (b) above if the Company is purchasing less than all of the Offered Shares) shall take place within thirty (30) days following the expiration of Stockholder Option Period, at the offices of the Company or on such other date or at such other place as may be agreed to by the Transferring Stockholder and the purchasing Offeree Stockholders. The Transferring Offeree Stockholder shall notify the Offeree Stockholders promptly if any Offeree Stockholder fails to offer to purchase all of its Pro Rata Fraction.

            (d) Allocation of Shares among Offeree Stockholders. Upon the expiration of the Offeree Stockholder Option Period, the number of Shares to be purchased by each Offeree Stockholder shall be determined as follows: (i) first, there shall be allocated to each Offeree Stockholder electing to purchase, a number of Shares equal to the lesser of (A) the number of Shares as to which such Stockholder accepted as set forth in its respective Offeree Stockholder Acceptance Notice or (B) such Offeree Stockholder's Pro Rata Fraction (as defined below), and (ii) second, the balance, if any, not allocated under clause (i) above, shall be allocated to those Offeree Stockholders who within the Stockholder Option Period delivered a Stockholder Acceptance Notice that set forth a number of Shares that exceeded their respective Pro Rata Fractions, in each case on a pro rata basis in proportion to the number of Shares held by each such Offeree Stockholder up to the amount of such excess. An Offeree Stockholder's Pro Rata Fraction shall be equal to the product obtained by multiplying the total number of Rejected Shares by a fraction, the numerator of which is the total number of Shares owned by such Offeree Stockholder, and the denominator of which is the total number of Shares held by all Offeree Stockholders, in each case as of the date of the Offer Notice.

            (e) Valuation of Property. In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Board of Directors of the Company shall determine the fair market value of such consideration, reasonably and in good faith, and the Company and/or the Offeree Stockholders, as the


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      case may be, may effect their purchase under this Section 3.03 by payment of such fair market value in cash or cash equivalents.

            (f) Sale to Third Party. In the event that the Company and the Offeree Stockholders do not elect to exercise the rights to purchase under this Section 3.03 with respect to all of the Shares proposed to be sold, the Transferring Stockholder may sell all such Shares to the Buyer on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 3.04. If the Transferring Stockholder's sale to a Buyer is not consummated in accordance with the terms of the Transaction Offer on or before sixty (60) calendar days after the latest of: (i) the expiration of the Company Option Period, (ii) the expiration of the Stockholder Option Period, (iii) the expiration of the Co-Sale Election Period set forth in Section 3.04 below, if applicable, and (iv) the satisfaction of all governmental approval or filing requirements, the Transaction Offer shall be deemed to lapse, and any Transfers of Shares pursuant to such Transaction Offer shall be in violation of the provisions of this Agreement unless the Transferring Stockholder sends a new Offer Notice and once again complies with the provisions of this Section 3.03 with respect to such Transaction Offer.

      Section 3.04 Co-Sale Option . In the event that the Company and the Offeree Stockholders do not exercise their rights under Section 3.03 with respect to all of the Shares proposed to be so Transferred in connection with any Transaction Offer, the Transferring Stockholder may Transfer such Shares only pursuant to and in accordance with the following provisions of this Section 3.04:

            (a) Co-Sale Notice. As soon as practicable following the expiration of the Stockholder Option Period, and in no event later than five (5) days thereafter, the Transferring Stockholder shall provide notice to each Offeree Stockholder (the "Co-Sale Notice") of its right to participate in the Transaction Offer on a pro rata basis with the Transferring Stockholder (the "Co-Sale Option"). To the extent one or more Offeree Stockholders exercise their Co-Sale Option in accordance with this Section 3.04, the number of Shares that the Transferring Stockholder may Transfer in the Transaction Offer shall be correspondingly reduced.

            (b) Acceptance. Each of the Offeree Stockholders shall have the right to exercise its Co-Sale Option by giving written notice of such intent to participate (the "Co-Sale Acceptance Notice") to the Transferring Stockholder within ten (10) days after receipt by such Offeree Stockholder of the Co-Sale Notice (the "Co-Sale Election Period"). Each Co-Sale Acceptance Notice shall indicate the maximum number of Shares subject thereto which the Offeree Stockholder wishes to sell, including the number of Shares it would sell if one or more other Offeree Stockholders do not elect to participate in the sale on the terms and conditions stated in the Offer Notice.

            (c) Allocation of Shares. Each Offeree Stockholder shall have the right to sell a portion of its Shares pursuant to the Transaction Offer which is equal to or less than the product obtained by multiplying the total number of Shares available for sale to the Buyer subject to the Transaction Offer by a fraction, the numerator of which is the total number of Shares owned by such Offeree Stockholder and the denominator of which is the total


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      number of Shares held by all Stockholders (including the Transferring
      Stockholder), in each case as of the date of the Offer Notice, subject to increase as hereinafter provided. In the event any Offeree Stockholder does not elect to sell the full amount of such Shares which such Offeree Stockholder is entitled to sell pursuant to this Section 3.04, then any Offeree Stockholders who have elected to sell Shares shall have the right to sell, on a pro-rata basis (based on the number of Shares held by each such Offeree Stockholder) with any other Offeree Stockholders and up to the maximum number of Shares stated in each such Stockholder's Co-Sale Acceptance Notice, any Shares not elected to be sold by such Offeree Stockholder.

            (d) Co-Sale Closing. Within ten (10) calendar days after the end of the Co-Sale Election Period, the Transferring Stockholder shall promptly notify each participating Offeree Stockholder of the number of Shares held by such Offeree Stockholder that will be included in the sale and the date on which the Transaction Offer will be consummated, which shall be no later than the later of (i) thirty (30) calendar days after the end of the Co-Sale Election Period and (ii) the satisfaction of any governmental approval or filing requirements, if any. Each participating Stockholder may effect its participation in any Transaction Offer hereunder by delivery to the Buyer, or to the Transferring Stockholder for delivery to the Buyer, of one or more instruments or certificates, properly endorsed for transfer, representing the Shares it elects to sell pursuant thereto. At the time of consummation of the Transaction Offer, the Buyer shall remit directly to each participating Stockholder that portion of the sale proceeds to which the participating Stockholder is entitled by reason of its participation with respect thereto. No Shares may be purchased by the Buyer from the Transferring Stockholder unless the Buyer simultaneously purchases from the participating Stockholders all of the Shares that they have elected to sell pursuant to this Section 3.04.

            (e) Liability of Stockholders. Each participating Offeree Stockholder shall be liable to the Buyer only to same extent as the Transferring Stockholder with respect to representations and warranties regarding the Company or its business, on a several basis for each such Offeree Stockholder's pro rata portion, provided that each such Stockholder's liability with respect to such representations and warranties shall not exceed the value of the proceeds received by such Offeree Stockholder upon the consummation of the Transaction Offer and, provided further, that no Offeree Stockholder shall be required to make any other representations or warranties or to provide any indemnities in connection therewith other than with respect to title to the shares being conveyed.

            (f) Sale to Third Party. Any Shares held by a Transferring Stockholder that are the subject of the Transaction Offer and that the Transferring Stockholder desires to Transfer following compliance with this Section 3.04, may be sold to the Buyer only during the period specified in Section 3.04(d) and only on terms no more favorable to the Transferring Stockholder than those contained in the Offer Notice. Promptly after such Transfer, the Transferring Stockholder shall notify the Company, which in turn shall promptly notify all the other Stockholders, of the consummation thereof and shall furnish such evidence of the completion and time of completion of the Transfer and of the terms thereof as may reasonably be requested. Prior to the effectiveness of any Transfer to a


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      Buyer hereunder, such Buyer shall have entered into a Joinder Agreement in substantially the form attached hereto as Exhibit A, and such Buyer shall have all the rights and obligations hereunder as if such Buyer were a Stockholder. In the event that the Transaction Offer is not consummated within the period required by this Section 3.04 or the Buyer fails timely to remit to each participating Stockholder its respective portion of the sale proceeds, the Transaction Offer shall be deemed to lapse, and any Transfer of Shares pursuant to such Transaction Offer shall be in violation of the provisions of this Agreement unless the Transferring Stockholder sends a new Offer Notice and once again complies with the provisions of Sections 3.03 and 3.04 with respect to such Transaction Offer.

      Section 3.05 Contemporaneous Transfers. If two or more Stockholders propose concurrent Transfers which are subject to this Article III, then the relevant provisions of Sections 3.03 and 3.04, as applicable, shall apply separately to each such proposed Transfer.

      Section 3.06 Assignment. Subject to Section 7.11 hereof, each Stockholder shall have the right to assign its rights hereunder to any Transferee of such Stockholder's Shares, and shall further have the right to assign and transfer such Stockholder's right to accept any particular Transaction Offer, and any such Transferee shall be deemed within the definition of a "Stockholder" for purposes of this Article III.

      Section 3.07 Effect of Prohibited Transfers. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company and the other parties hereto shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee as one of its Stockholders for any purpose.

ARTICLE IV. ELECTION OF DIRECTORS

      The provisions of this Article IV shall terminate immediately upon the closing of a Qualified Public Offering.

      Section 4.01 Board Composition. Each Stockholder agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control), in connection with the election of Directors and to take such other actions as are necessary so as to fix the number of Directors at four (4) and to elect and continue in office as Directors the following:

            (a) Three (3) Persons (each, a "StockerYale Nominee") nominated by StockerYale, which StockerYale Nominees shall initially be Mark W. Blodgett, Alain Beauregard and Lawrence W. Blodgett;

            (b) One (1) Person (the "Miron Nominee") nominated by Miron (for so long as he continues to own his shares, which Miron Nominee shall initially be Nicolae Miron.

      Section 4.02 Removal; Vacancies. Each Stockholder agrees to vote all of its Shares having voting power (and any other Shares over which he, she or it exercises voting control), for


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the removal of any Director upon the request of the Persons then entitled to nominate such Director as set forth in Section 4.01 above, and for the election to the Board of Directors of a substitute designated by such party in accordance with the provisions hereof. Each Stockholder further agrees to vote all of its Shares having voting power (and any other Shares over which he, she or it exercises voting control) in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors occurring for any reason shall be filled only in accordance with the provisions of this Article IV.

      Section 4.03 Assignment. Each Stockholder agrees, as a condition to any Transfer of its Shares, to cause the Transferee to agree to the provisions of this Article IV, whereupon such Transferee shall be subject to the provisions hereof to the same extent as the Stockholders in connection with its ownership of the Shares Transferred.

ARTICLE V. COVENANTS OF THE COMPANY

      The Company covenants and agrees with each of the Stockholders that:

      Section 5.01 Prohibited Actions. Without the prior written consent of both StockerYale and Miron, the Company shall not:

      (a) establish or alter the compensation payable or other material terms of employment with respect to the Company's management or any of the members of the Board of Directors of the Company, or adopt or amend any employee benefit plan for employees or other key persons of the Company;

      (b) merge, consolidate or enter into any other business combination transaction with any Person;

      (c) liquidate or dissolve the Company;

      (d) enter into any material commercial agreement relating to the Technology, including, without limitation, distribution or marketing agreements, licenses, or other similar agreements or enter into any agreement whatsoever in which the Company transfers or assigns any ownership rights in the Technology or grants an exclusive right to use any portion of the Technology;

      (e) authorize, issue, or obligate itself to issue any additional shares of Common Stock of any class, or any other equity interest in the Company, or any right, option, or warrant to purchase Common Stock or any securities of any type whatsoever which are, or may become, convertible or exchangeable into Common Stock;

      (f) (A) declare or set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, or (B) directly or indirectly redeem, purchase or otherwise acquire any shares of their capital stock or make any commitment for such action;

      (g) engage in any discussions relating to, make any proposal or offer relating to, or


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enter into any agreement with respect to, any acquisition or purchase by the
Company of all or a significant portion of the assets of, or any capital stock or other equity interest in, any entity or otherwise relating to the acquisition of material assets;

      (h) incur any indebtedness, guarantee the indebtedness of any other Person or enter into any arrangement having the economic effect of a guarantee;

      (i) alter the funding schedule for the Company; or

      (j) enter into any agreement to do any of the foregoing.

ARTICLE VI. MISCELLANEOUS PROVISIONS

      Section 6.01 Survival of Covenants. Each of the parties hereto agrees that each covenant and agreement made by it in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

      Section 6.02 Legend on Securities. The Company and the Stockholders acknowledge and agree that in addition to any other legend on the certificates representing Shares held by them, substantially the following legend shall be typed on each certificate evidencing any of the Shares held at any time by any of the Stockholders:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF NOVEMBER 17TH, 2000, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

      Section 6.03 Amendment and Waiver; Actions of the Board. Any party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended with the prior written consent of the Company and each of the Stockholders.

      Section 6.04 Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed, which if to the Company, shall be at 32 Hampshire Road, Salem, NH 03079, c/o the Chief Financial Officer, and if to any Stockholder or Stockholder, at the addresses set forth below such party's signature hereto (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective five days after mailing, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second business day after timely delivery to the courier or the day of actual delivery by the courier.

      Section 6.05 Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

      Section 6.06 Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

      Section 6.07 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and the Company may refuse to recognize any unauthorized Transferee as one of its Stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement.

      In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

      Section 6.08 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

      Section 6.09 Adjustments. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company.

      Section 6.10 Law Governing. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Province of Quebec (without giving effect to principles of conflicts of law).

      Section 6.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successor to the Company by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor. The rights of the Stockholders hereunder shall be assignable to Transferees of their Shares as contemplated herein. This Agreement may not be assigned by any Stockholder except as provided herein without the prior written consent of the Company and a Majority Interest, and without such prior written consent any attempted Transfer shall be null and void.


                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be duly executed as of the date first set forth above.

THE COMPANY:
-----------
                                        OPTUNE TECHNOLOGIES, INC.


                                        By:  /s/ Alain Beauregard
                                             -----------------------------------
                                             Name: Alain Beauregard
                                             Title: Chairman


THE  STOCKHOLDERS:
-----------------
                                        STOCKERYALE, INC.


                                        By:  /s/ Gary B. Godin
                                             -----------------------------------
                                             Name: Gary B. Godin
                                             Title: Chief Financial Officer


                                        Address For Notice:

                                        32 Hampshire Road
                                        Salem, New Hampshire  03079
                                        Attn: Chief Executive Officer


                                        NICOLAE MIRON


                                        /s/ Nicolae Miron
                                        ----------------------------------------


                                        Address For Notice:


                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                    EXHIBIT A

                            Form of Joinder Agreement

      The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Stockholders Agreement (the "Agreement") dated as of November 17th, 2000, by and among Optune Technologies,. Inc. (the "Company") and the parties named therein and for all purposes of the Agreement, the undersigned shall be included within the term "Stockholder" (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:


Dated:_______________________
                                        ----------------------------------------
                                        [NAME OF UNDERSIGNED]


                                        Address For Notice:


                                        ---------------------------------------

                                        ---------------------------------------


                                        ---------------------------------------
                                        Facsimile No. __________________________
                                        ----------------------------------------